UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 13, 2016

ASPEN INSURANCE HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-31909	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
141 Front Street
Hamilton HM 19
Bermuda
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (441) 295-8201
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events
Item 8.01 Other Events
On September 13, 2016, Aspen Insurance Holdings Limited (the “Company”) issued a press release, which is attached hereto as Exhibit 99.1, announcing that it entered into an Underwriting Agreement (the “Underwriting Agreement”) with Merrill Lynch Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and Barclays Capital Inc. as representatives of the several underwriters named in Schedule I thereto (collectively, the “Underwriters”). Pursuant to the Underwriting Agreement, the Company agreed to sell, and the Underwriters agreed to purchase, subject to and upon terms and conditions set forth therein, an aggregate of 9,000,000 shares of the Company’s newly designated 5.625% Perpetual Non-Cumulative Preference Shares (the “Preference Shares”), par value $0.15144558 per Preference Share and a liquidation preference of $25 per Preference Share (representing $225,000,000 in aggregate liquidation preference). The Underwriters have the option to purchase up to an additional 1,000,000 Preference Shares (representing $25,000,000 in aggregate liquidation preference). The offering was made pursuant to an effective shelf registration statement (File No. 333-212898) (the “Registration Statement”) and is expected to close on September 20, 2016. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(d) The following exhibits are filed as part of this report and are incorporated by reference into the Registration Statement:
1.1 Underwriting Agreement, dated September 13, 2016, among the Company and Merrill Lynch Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and Barclays Capital Inc. as representatives of the underwriters named therein.

     99.1 Press Release of the Company, dated September 13, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED (Registrant)

Dated: September 14, 2016	By:	/s/ Scott Kirk
	Name:	Scott Kirk
	Title:	Chief Financial Officer